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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use of this Registration Statement on Form S-1 of Sky Global Networks, Inc. of our report dated January 22, 1999 relating to the financial statements of Net Sat Servicos Ltda., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers
                                          Auditors Independentes

Sao Paulo, Brazil
June 15, 2000